UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2015

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 600, Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

(214) 665-9495

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 31, 2015, Abeona Therapeutics Inc. (the “Company”) signed a letter agreement with Sabby Healthcare Master Fund Ltd. (“Sabby Healthcare”) and Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Volatility” and, together with Sabby Healthcare, “Sabby”) whereby a Purchase Agreement between the Company and Sabby dated May 6, 2015 and Warrants issued thereunder were amended as follows:

1.          Section 4.12 of the Purchase Agreement was deleted in its entirety from the Purchase Agreement and is of no further force or effect and the Company shall be permitted to engage in Variable Rate Transactions (as defined in the Purchase Agreement) and no other agreement between the parties shall otherwise prohibit the Company from engaging in Variable Rate Transactions; and

2.          Section 2(b) of each of the Warrants was amended in its entirety to read as follows:

“Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $8.00, subject to adjustment hereunder (the “Exercise Price”).”

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby furnishes the following exhibits:

10.1	Letter agreement dated July 31, 2015 between the Company and Sabby Healthcare and Sabby Volatility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
Stephen B. Thompson
Vice President Finance

Date: July 31, 2015

EXHIBIT INDEX

Exhibit Number

10.1	Letter agreement dated July 31, 2015 between the Company and Sabby Healthcare and Sabby Volatility